Exhibit 99.1

BEN Appoints Walid Khiari as New CFO and COO, Driving Growth and Innovation

JACKSON, Wyo., Nov. 8, 2024 – Brand Engagement Network Inc. (“BEN”) (Nasdaq: BNAI), a global leader in secure and reliable conversational AI solutions, proudly announces the appointment of Walid Khiari as Chief Financial Officer (CFO) and Chief Operating Officer (COO), effective November 18, 2024. This strategic leadership addition underscores BEN’s commitment to growth, innovation, and financial excellence.

Walid Khiari, newly appointed CFO and COO of Brand Engagement Network Inc.

With over 20 years of experience in finance, including 15 years as a technology investment banker advising software companies, from high-growth startups to publicly traded giants, Mr. Khiari brings an unmatched depth of expertise in capital raising, mergers and acquisitions, and strategic planning. His extensive experience with firms like Merrill Lynch, Credit Suisse, Rothschild & Co, and Houlihan Lokey in Silicon Valley has shaped him into a trusted leader, ideally suited to fuel BEN’s next global expansion stage.

Mr. Khiari, a University of Paris Pantheon-Sorbonne honors graduate with an MBA from the Wharton School at the University of Pennsylvania, is widely recognized for his strategic insights and expansive network in the technology sector. His deep understanding of the tech landscape positions BEN to capitalize on emerging opportunities and strengthen its market leadership.

“I am honored to join BEN, a company at the forefront of AI and conversational technology,” said Mr. Khiari. “BEN’s dedication to delivering secure, scalable, and intuitive AI solutions aligns perfectly with my passion for using technology to drive industry transformation. I look forward to working with BEN’s talented team to accelerate our growth and bring exceptional value to our customers and partners.”

Outgoing CFO Bill Williams, a key architect of BEN’s financial strategy since its inception, shared his confidence in the new leadership. “It has been a privilege to contribute to BEN’s journey,” said Mr. Williams. “I am proud of our achievements, and I am confident that Walid’s leadership, vision, and profound grasp of the global tech landscape will drive BEN toward unprecedented success.”

Paul Chang, CEO of BEN, welcomed the new appointment with enthusiasm. “We are excited to have Walid join BEN as we enter an exciting phase of growth and innovation,” said Mr. Chang. “His remarkable experience and forward-thinking approach align seamlessly with our mission to redefine customer experiences through cutting-edge AI. Under Walid’s leadership, BEN is well-positioned to advance our strategic objectives and solidify our status as a leader in the conversational AI space.”

About BEN

Brand Engagement Network is a global leader providing secure and reliable conversational AI solutions for businesses and consumers. With offices in Jackson, Wyoming, and Seoul, South Korea, BEN offers a powerful and flexible platform that enhances customer experiences, boosts productivity, and delivers business value. At the heart of BEN’s offerings are AI-powered digital assistants and lifelike avatars, providing more personal and engaging experiences through browsers, mobile applications, and even life-size kiosks. These safe, intelligent, and inherently scalable AI solutions empower businesses to efficiently serve customers using validated data delivered through SaaS, Private Cloud, and On-Premises technology. BEN’s commitment to data sovereignty ensures that consumer and business data remain private, protected, and wholly owned by the respective parties. BEN’s mission is to make AI friendly and helpful for all, ensuring more people benefit from the AI-enhanced world. For more information about BEN’s safe, intelligent, scalable AI, please visit www.beninc.ai.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts and involve risks and uncertainties that could cause actual results of BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” or “would,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside BEN’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in BEN’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q subsequently filed with the Securities and Exchange Commission.

BEN Contacts:

Investor Relations

Susan Xu

E: susan@irlabs.ca
P: 778-323-0959

Media Contact

Amy Rouyer

E: amy@beninc.ai

P: 503-367-7596

Source: Brand Engagement Network, Inc. (BEN)